Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment to Registration Statement No. 002-41839 on Form N–1A of our reports dated October 11, 2023, relating to the financial statements and financial highlights of Fidelity Conservative Income Bond Fund, Fidelity Sustainability Bond Index Fund, and Fidelity Sustainable Core Plus Bond Fund, our report dated October 12, 2023, relating to the financial statements and financial highlights of Fidelity Short-Term Bond Index Fund, our reports dated October 13, 2023, relating to the financial statements and financial highlights of Fidelity SAI Sustainable Low Duration Income Fund, Fidelity Sustainable Low Duration Bond Fund, and Fidelity SAI Investment Grade Securitized Fund, and our reports dated October 16, 2023, relating to the financial statements and financial highlights of Fidelity Series Corporate Bond Fund and Fidelity Series Sustainable Investment Grade Bond Fund, each a fund of Fidelity Salem Street Trust, appearing in the Annual Reports on Form N-CSR of Fidelity Salem Street Trust for the year ended August 31, 2023, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” or “Independent Registered Public Accounting Firms” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
October 20, 2023